Exhibit 99.1

              WASTE CONNECTIONS REPORTS FIRST QUARTER 2006 RESULTS

       - Revenue rises 15.6% to $190.2 million

       - Reports internal growth of 8.1%

       - Repurchases over $80 million of common stock

     FOLSOM, Calif., April 24 /PRNewswire-FirstCall/ -- Waste Connections, Inc. (NYSE: WCN) today announced its results for the first quarter 2006. Revenue totaled $190.2 million, a 15.6% increase over revenue of $164.4 million in the year ago period. Operating income was $39.2 million versus operating income of $38.7 million in the first quarter of 2005.

     Net income in the quarter was $15.7 million, or $0.33 per share on a diluted basis of 47.6 million shares. Net income and earnings per share were $18.4 million and $0.39, respectively, each a non-GAAP measure, excluding a $4.2 million non-cash, pre-tax expense ($2.6 million net of taxes) for the write-off of unamortized debt issuance costs associated with convertible notes that have been called for redemption. Stock-based compensation costs in the quarter were $0.6 million ($0.4 million net of taxes), or approximately $0.01 per share. In the year ago period, the Company reported income from continuing operations of $19.6 million and diluted earnings per share from continuing operations of $0.40.

     Ronald J. Mittelstaedt, Chairman and Chief Executive Officer, said, "We are very pleased with our performance in the quarter. Pricing growth accelerated to 4.8% and volume growth increased to 3.8%, each above the high end of our expectations for the full year. Operating income as a percentage of revenue was 20.6%, consistent with our guidance for the quarter. As we have previously communicated, operating margins for the year reflect increased fuel costs resulting from the expiration of our fixed-price fuel supply contract at the end of 2005, increased equity compensation costs, and lower margin acquisitions completed since the year ago period. During the quarter, we repurchased more than $80 million of common stock, putting us well on our way to repurchasing at least $100 million during the year."

     Waste Connections will be hosting a conference call related to first quarter earnings and second quarter outlook on April 25th at 8:30 A.M. Eastern Time. The call will be broadcast live over the Internet at www.streetevents.com and through a link on the Company's web site at www.wasteconnections.com. A playback of the call will be available at both of these sites.

     For non-GAAP measures, see accompanying Non-GAAP Reconciliation Schedule. In the second quarter of 2005, Waste Connections classified as discontinued operations the results of certain operations in Utah and California that were exited during that quarter. Results for the first quarter of 2005 have been reclassified to present the results for these operations as discontinued operations.

     In accordance with the Company's adoption of SFAS 123R at the beginning of the first quarter of 2006, excess tax benefits on the exercise of stock options, which totaled $3.4 million in the first quarter of 2006, are now classified as a cash flow from financing activities, rather than as a cash flow from operating activities as classified in prior year periods. This requirement will reduce the amounts recorded as net cash provided by operating activities, and will increase the amount recorded as net cash provided by financing activities. In order to improve comparability to prior periods, the Company's definition of free cash flow, a non-GAAP financial measure, has been expanded to include the excess tax benefits on the exercise of stock options. Total cash flow will remain unchanged from what would have been reported under prior accounting rules.

     Waste Connections, Inc. is an integrated solid waste services company that provides solid waste collection, transfer, disposal and recycling services in mostly secondary markets in the Western and Southern U.S. The Company serves more than one million residential, commercial and industrial customers from a network of operations in 23 states. The Company also provides intermodal services for the movement of containers in the Pacific Northwest. Waste Connections, Inc. was founded in September 1997 and is headquartered in Folsom, California.

     For more information, visit the Waste Connections web site at www.wasteconnections.com. Copies of financial literature, including this release, are available on the Waste Connections web site or through contacting us directly at (916) 608-8200.

     Certain statements contained in this press release are forward-looking in nature. These statements can be identified by the use of forward-looking terminology such as "believes," "expects," "may," "will," "should," "anticipates," or the negative thereof or comparable terminology, or by discussions of strategy. Waste Connections' business and operations are subject to a variety of risks and uncertainties and, consequently, actual results may differ materially from those projected by any forward-looking statements. Factors that could cause actual results to differ from those projected include, but are not limited to, the following: (1) Waste Connections may be unable to compete effectively with larger and better capitalized companies and governmental service providers; (2) increases in the price of fuel may adversely affect Waste Connections' business and reduce its operating margins; (3) increases in labor and disposal and related transportation costs could impact Waste Connections' financial results; (4) efforts by labor unions could divert management attention and adversely affect operating results; (5) increases in insurance costs and the amount that Waste Connections self-insures for various risks could reduce its operating margins and reported earnings; (6) Waste Connections may lose contracts through competitive bidding, early termination or governmental action; (7) the geographic concentration of Waste Connections' business makes its results vulnerable to economic and seasonal factors affecting the regions in which it operates; (8) competition for acquisition candidates, consolidation within the waste industry and economic and market conditions may limit Waste Connections' ability to grow through acquisitions; (9) Waste Connections' growth and future financial performance depend significantly on its ability to integrate acquired businesses into its organization and operations;
(10) Waste Connections' acquisitions may not be successful, resulting in changes in strategy, operating losses or a loss on sale of the business acquired; (11) because Waste Connections depends on railroads for its intermodal operations, its operating results and financial condition are likely to be adversely affected by any reduction or deterioration in rail service; (12) Waste Connections' intermodal business could be adversely affected by steamship lines diverting business to ports other than those Waste Connections services, or by heightened security measures or actual or threatened terrorist attacks; (13) Waste Connections depends significantly on the services of the members of its senior and district management team, and the departure of any of those persons could cause its operating results to suffer; (14) Waste Connections' decentralized decision-making structure could allow local managers to make decisions that adversely affect Waste Connections' operating results; (15) Waste Connections' financial results are based upon estimates and assumptions that may differ from actual results; (16) Waste Connections may incur additional charges related to capitalized expenditures, which would decrease its earnings; (17) each business that Waste Connections acquires or has acquired may have liabilities that Waste Connections fails or is unable to discover, including environmental liabilities; and (18) the adoption of new accounting standards or interpretations could adversely impact Waste Connections' financial results. These risks and uncertainties, as well as others, are discussed in greater detail in Waste Connections' filings with the Securities and Exchange Commission, including its most recent Annual Report on Form 10-K. There may be additional risks of which Waste Connections is not presently aware or that it currently believes are immaterial which could have an adverse impact on its business. Waste Connections makes no commitment to revise or update any forward-looking statements in order to reflect events or circumstances that may change.

                          - financial tables attached -

                             WASTE CONNECTIONS, INC.
                        CONSOLIDATED STATEMENTS OF INCOME
                   THREE MONTHS ENDED MARCH 31, 2005 AND 2006
                                   (Unaudited)
               (in thousands, except share and per share amounts)

                                                             Three months ended
                                                                 March 31,
                                                          -----------------------
                                                             2005         2006
                                                          ----------   ----------
Revenues                                                  $  164,444   $  190,169
Operating expenses:
  Cost of operations                                          94,150      113,063
  Selling, general and administrative                         17,140       19,801
  Depreciation and amortization                               14,612       18,232
  Gain on disposal of assets                                    (121)         (82)
Operating income                                              38,663       39,155

Interest expense                                              (4,934)      (7,494)
Minority interests                                            (2,687)      (2,711)
Other income (expense), net                                      105       (3,993)
Income from continuing operations before income taxes         31,147       24,957

Income tax provision                                         (11,587)      (9,234)
Income from continuing operations                             19,560       15,723
Loss from discontinued operations, net of tax                   (201)          --

Net income                                                $   19,359   $   15,723

Basic earnings per common share:
  Continuing operations                                   $     0.41   $     0.34
  Discontinued operations                                         --           --
  Net income per common share                             $     0.41   $     0.34

Diluted earnings per common share:
  Continuing operations                                   $     0.40   $     0.33
  Discontinued operations                                         --           --
  Net income per common share                             $     0.40   $     0.33

Shares used in the per share calculations:
  Basic                                                   47,486,402   45,669,545
  Diluted                                                 48,878,703   47,590,476

                             WASTE CONNECTIONS, INC.
                      CONDENSED CONSOLIDATED BALANCE SHEETS
                                   (Unaudited)
               (in thousands, except share and per share amounts)

                                                           December 31,        March 31,
                                                               2005              2006
                                                          --------------    --------------
ASSETS
Current assets:
  Cash and equivalents                                    $        7,514    $        7,847
  Accounts receivable, net of allowance for
   doubtful accounts of $2,826 and $2,395 at
   December 31, 2005 and March 31, 2006,
   respectively                                                   94,438            89,313
  Deferred tax assets                                              5,145             4,064
  Prepaid expenses and other current assets                       17,279            18,062
    Total current assets                                         124,376           119,286

Property and equipment, net                                      700,508           705,367
Goodwill                                                         723,120           725,139
Intangible assets, net                                            87,651            86,935
Restricted assets                                                 13,888            14,305
Other assets, net                                                 26,764            27,516
                                                          $    1,676,307    $    1,678,548

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Accounts payable                                        $       54,795    $       44,783
  Book overdraft                                                   8,869             7,186
  Accrued liabilities                                             44,522            45,647
  Deferred revenue                                                30,957            30,947
  Current portion of long-term debt and notes
   payable                                                        10,858             8,619
    Total current liabilities                                    150,001           137,182

Long-term debt and notes payable                                 586,104           644,049
Other long-term liabilities                                       20,478            14,919
Deferred tax liabilities                                         175,167           178,995
    Total liabilities                                            931,750           975,145

Commitments and contingencies
Minority interests                                                26,357            27,010

Stockholders' equity:
Preferred stock: $0.01 par value; 7,500,000
 shares authorized; none issued and outstanding                       --                --
Common stock: $0.01 par value; 100,000,000
 shares authorized; 45,924,686 and 44,455,746
 shares issued and outstanding at December 31,
 2005 and March 31, 2006, respectively                               459               445
Additional paid-in capital                                       373,382           307,864
Deferred stock compensation                                       (2,234)               --
Treasury stock at cost, 106,600 shares outstanding
 at December 31, 2005                                             (3,672)               --
Retained earnings                                                345,308           361,031
Accumulated other comprehensive income                             4,957             7,053
  Total stockholders' equity                                     718,200           676,393
                                                          $    1,676,307    $    1,678,548

                             WASTE CONNECTIONS, INC.
                 CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                   THREE MONTHS ENDED MARCH 31, 2005 AND 2006
                                   (Unaudited)
                             (Dollars in thousands)

                                                                 Three months ended
                                                                      March 31,
                                                          --------------------------------
                                                               2005              2006
                                                          --------------    --------------
Cash flows from operating activities:
Net income                                                $       19,359    $       15,723
Adjustments to reconcile net income to net cash
 provided by operating activities:
  Gain on disposal of assets                                        (121)              (82)
  Depreciation                                                    14,129            17,248
  Amortization of intangibles                                        640               984
  Deferred income taxes, net of acquisitions                      (3,018)            3,679
  Minority interests                                               2,687             2,711
  Amortization of debt issuance costs                                296             4,763
  Stock-based compensation                                           255               618
  Interest income on restricted assets                               (70)             (141)
  Closure and post-closure accretion                                 167               149
  Tax benefit on the exercise of stock options                     2,358                --
  Excess tax benefit on the exercise of stock options                 --            (3,353)
  Net change in operating assets and liabilities, net
   of acquisitions                                                16,184            (4,443)
  Net cash provided by operating activities                       52,866            37,856

Cash flows from investing activities:
  Payments for acquisitions, net of cash acquired                 (6,719)           (3,755)
  Capital expenditures for property and equipment                (14,315)          (19,966)
  Proceeds from disposal of assets                                   647               171
  Decrease (increase) in restricted cash, net of
   interest income                                                 1,353              (276)
  Decrease (increase) in other assets                               (264)             (392)
Net cash used in investing activities                            (19,298)          (24,218)

Cash flows from financing activities:
  Proceeds from long-term debt                                    37,032           229,964
  Principal payments on notes payable and long-term
   debt                                                          (26,485)         (173,349)
  Change in book overdraft                                        (5,916)           (1,683)
  Proceeds from option and warrant exercises                       9,285            17,361
  Excess tax benefit on the exercise of stock options                 --             3,353
  Distributions to minority interest holders                      (2,401)           (2,058)
  Payments for repurchase of common stock                        (44,941)          (80,586)
  Debt issuance costs                                                (31)           (6,307)
Net cash used in financing activities                            (33,457)          (13,305)

Net increase in cash and equivalents                                 111               333
Cash and equivalents at beginning of period                        3,610             7,514
Cash and equivalents at end of period                     $        3,721    $        7,847

                              ADDITIONAL STATISTICS
                        THREE MONTHS ENDED MARCH 31, 2006
                             (Dollars in thousands)

     Internal Growth: The following table reflects revenue growth for operations owned for at least 12 months:

                                     Three Months Ended
                                       March 31, 2006
                                    --------------------
Price                                        4.8%
Volume                                       3.8%
Intermodal, Recycling and Other             (0.5)%
Total                                        8.1%

Uneliminated Revenue Breakdown:

                                        Three Months Ended
                                           March 31, 2006
                                    ---------------------------
Collection                          $    140,280           64.7%
Disposal and Transfer                     58,427           26.9%
Intermodal, Recycling and Other           18,132            8.4%
Total                               $    216,839          100.0%

Inter-company elimination           $     26,670

     Days Sales Outstanding for the three months ended March 31, 2006: 42 (28 net of deferred revenue)

     Internalization for the three months ended March 31, 2006: 69%

     Other Cash Flow Items for the three months ended March 31, 2006:

       Cash Interest Paid:     $  7,507
       Cash Taxes Paid:        $    594

     Debt to Capitalization: 49.1%
       Total Debt divided by Total Debt plus Total Stockholders' Equity:
       ($644,049 + $8,619) / ($644,049 + $8,619 + $676,393) = 49.1%

     Share Information for the three months ended March 31, 2006:

       Basic shares outstanding                  45,669,545
       Dilutive effect of options and warrants    1,254,379
       Dilutive effect of convertible notes         615,313
       Dilutive effect of restricted stock           51,239
       Diluted shares outstanding                47,590,476

       Shares repurchased                         2,138,500

                        NON-GAAP RECONCILIATION SCHEDULE
                                 (in thousands)

     Free cash flow, a non-GAAP financial measure, is provided supplementally because it is widely used by investors as a valuation and liquidity measure in the solid waste industry. Waste Connections defines free cash flow as net cash provided by operating activities, plus cash proceeds from disposal of assets and excess tax benefit on the exercise of stock options, plus or minus change in book overdraft, less capital expenditures and distributions to minority interest holders. This measure is not a substitute for, and should be used in conjunction with, GAAP financial measures. Management uses free cash flow as one of the principal measures to evaluate and monitor the ongoing financial performance of our operations. Other companies may calculate free cash flow differently.

    Free cash flow reconciliation:

                                                           Three        Three
                                                           Months       Months
                                                           Ended        Ended
                                                          March 31,    March 31,
                                                            2005         2006
                                                         ----------   ----------
Net cash provided by operating
 activities                                              $   52,866   $   37,856
Change in book overdraft                                     (5,916)      (1,683)
Plus: Cash proceeds from disposal of
 assets                                                         647          171
Plus: Excess tax benefit on the exercise
 of stock options                                                --        3,353
Less: Capital expenditures for property
 and equipment                                              (14,315)     (19,966)
Less: Distributions to minority interest
 holders                                                     (2,401)      (2,058)
Free cash flow                                           $   30,881   $   17,673

Free cash flow as % of revenues                                18.8%         9.3%

     Net income and EPS adjusted to exclude the write-off of unamortized debt issuance costs associated with convertible notes called for redemption are provided as a measure of our operating performance on a more comparable basis to historical periods. The item excluded is financing related and may not occur in every reporting period. Therefore, management evaluates net income and EPS performance excluding this item to evaluate and monitor the ongoing financial performance of our operations. These measures should be used in conjunction with GAAP net income and EPS.

     Net income and EPS reconciliation:

                                                             Three Months
                                                                Ended
                                                            March 31, 2006
                                                            ---------------
Net income                                                  $        15,723
After-tax cost for write-off of unamortized debt costs                2,637
Net income excluding write-off of unamortized debt costs    $        18,360

Diluted shares used in the per share calculation:                47,590,476

Diluted EPS excluding cost for early retirement of debt:    $          0.39

SOURCE  Waste Connections, Inc.
    -0-                             04/24/2006
    /CONTACT: Worthing Jackman of Waste Connections, Inc., +1-916-608-8266 or worthingj@wasteconnections.com/
    /Web site:  http://www.wasteconnections.com/